Exhibit 99.1

HERBALIFE ANNOUNCES SELF-TENDER OFFER SEEKING TO PURCHASE UP TO

$600 MILLION OF ITS OUTSTANDING COMMON SHARES

LOS ANGELES, (August 21, 2017) — Herbalife Ltd. (NYSE: HLF) (“Herbalife” or “the Company”) announced today it has commenced a “modified Dutch auction” self-tender offer to purchase for cash up to an aggregate of $600 million of shares of its common stock at a per share price not less than $60.00 nor greater than $68.00. For each share tendered, shareholders will also receive a non-transferable contractual contingent value right (“CVR”) allowing participants in the tender offer to receive a contingent cash payment should Herbalife be acquired in a going-private transaction within two years of today’s commencement of the tender offer.

The closing price of Herbalife’s common shares on the New York Stock Exchange on August 18, 2017, the last full trading day before the commencement of the tender offer, was $61.95 per share. The tender offer is scheduled to expire at 5:00 P.M., New York City time, on September 19, 2017, unless the offer is extended.

The Herbalife Board of Directors has determined the tender offer, which includes a combination of a cash payment and a CVR for each share, is an appropriate way to return capital to shareholders that seek liquidity under current market conditions while, at the same time, providing such tendering shareholders potential additional value in the event Herbalife is taken private within two years.

Specifically, the Company was recently in discussions with a prospective financial investor regarding a potential transaction that could have led to the Company being taken private. While these conversations were formally terminated on August 16, 2017, because these discussions contemplated the possibility of the Company being taken private, the Board of Directors decided to provide tendering shareholders with some protection in the event the Company is taken private within two years resulting in remaining shareholders possibly receiving a higher price than paid in the self-tender.

“Our Board and management team are committed to enhancing shareholder value and we believe today’s action is just one more step in meeting this goal,” said John DeSimone, Chief Financial Officer. “We have already acquired during 2017 approximately $299 million of our shares on the open market under our current $1.5 billion share repurchase plan, and we believe this tender offer provides us an efficient way to buy back additional shares at an attractive price.”

In connection with the tender offer, Carl Icahn and his controlled affiliates that own Herbalife shares (the “Icahn Entities”) and Herbalife entered into an agreement with the Icahn Entities on August 21, 2017 pursuant to which the Icahn Entities agreed, among other things and for the two years following commencement of the tender offer, to not increase their aggregate beneficial ownership above 50% of Herbalife’s outstanding common shares unless they have agreed to acquire 100% of its outstanding common shares.

Demonstrating their commitment and belief in the long-term success of Herbalife, members of the Board of Directors, Herbalife executive officers and Carl Icahn, the Company’s largest shareholder, have all advised that they do not intend to tender shares into this tender offer.

The full terms and conditions of the tender offer are discussed in the Offer to Purchase, dated August 21, 2017 (“Offer to Purchase”), and the associated Letter of Transmittal and other materials relating to the tender offer that Herbalife is filing today with the Securities and Exchange Commission (“SEC”).

The tender offer is not contingent upon obtaining any financing. However, the tender offer is subject to a number of other terms and conditions, which are described in detail in the Offer to Purchase.

Neither Herbalife, its Board of Directors or its affiliates, nor the information agent or the depositary and paying agent, are making any recommendation to shareholders as to whether to tender or refrain from tendering their shares into the tender offer. Shareholders must decide how many shares they will tender, if any, and the cash price within the stated range at which they will offer their shares for purchase by Herbalife. In doing so, shareholders should read carefully the information in the Offer to Purchase and the other offer documents.

For more information about a “modified Dutch auction” tender offer, CVR, and other details, please visit our investor website (http://ir.herbalife.com) or refer to the Offer to Purchase.

Georgeson LLC is the information agent for the tender offer and shareholders seeking additional information about the tender offer and process should contact them toll free at (888) 505-9118. Computershare Trust Company, N.A. is the depositary and paying agent for the tender offer.

Copies of the Offer to Purchase, Letter of Transmittal, and other related materials are available free of charge from Georgeson LLC, or on the SEC’s website, at www.sec.gov. Herbalife’s other public filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, are also available for free on the SEC’s website at www.sec.gov.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO PURCHASE, OR A SOLICITATION OF AN OFFER TO SELL, ANY SECURITIES. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY. THE TENDER OFFER IS MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT HERBALIFE INTENDS TO DISTRIBUTE TO ITS SHAREHOLDERS. HERBALIFE WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC. HERBALIFE’S SHAREHOLDERS SHOULD READ THESE MATERIALS AND THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About Herbalife Ltd.

Herbalife Nutrition is a global nutrition company whose purpose is to make the world healthier and happier. We have been on a mission for nutrition - changing people’s lives with great nutrition products & programs - since 1980. Together with our Herbalife Nutrition independent distributors, we are committed to providing solutions to the worldwide problems of poor nutrition and obesity, an aging population, sky-rocketing public healthcare costs and a rise in entrepreneurs of all ages. We offer high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife Nutrition independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Our targeted nutrition, weight management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife Nutrition distributors in more than 90 countries.

Through our corporate social responsibility efforts, Herbalife Nutrition supports the Herbalife Family Foundation (HFF) and our Casa Herbalife programs to help bring good nutrition to children in need. We are also proud to sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy, and numerous Olympic teams.

Herbalife Nutrition has over 8,000 employees worldwide, and is traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.5 billion in 2016. To learn more, visit Herbalife.com or IAmHerbalife.com. Financial information is available on ir.herbalife.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include, but are not limited to, statements regarding the anticipated effects of the consummation of the tender offer described herein, the satisfaction of the tender conditions described in the Offer to Purchase, and our expectations, hopes or intentions regarding the future. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. No assurances can be given the Company will engage in any discussions or negotiations with any party regarding a possible “going private” transaction or that any “going private” or other transaction with respect to the Company will be consummated. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events, except to the extent required by applicable securities laws. All forward-looking statements are qualified in their entirety by reference to the factors discussed above and under “Risk Factors” set forth in Part I Item 1A and elsewhere of the Company’s Annual Report on Form 10-K, filed with the SEC on February 23, 2017, and in Part I Item 4 and elsewhere of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 1, 2017, as well as the risks and uncertainties discussed in the Company’s other filings with the SEC, including risks resulting from a decrease in the public float of the shares which may result in slightly less liquidity and trading volume of the shares after the consummation of the tender offer described herein and could result in an increase in price volatility. We qualify all of our forward-looking statements by these cautionary statements. We caution you that these risks are not exhaustive.

We operate in a continually changing business environment and new risks emerge from time to time.

Contact:

Media Contact: Jennifer Butler VP, Media Relations jenb@herbalife.com 213.745.0420 Gary Kishner Director, Media Relations Garyki@herbalife.com 213.745.0456	Investor Contact: Alan Quan VP, Investor Relations alanqu@herbalife.com 213.745.0541

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